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                                                               ERNST & YOUNG LLP


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in Registration Statements (Form S-3 Nos. 33-53129, 333-57785, 333-75633 and 333-32580 and Form S-8 Nos.
33-31407, 33-37402, 33-53442, 33-59721, 33-59723, 33-63817, 333-04059,
333-25201, 333-26255, 333-32557, 333-36131, 333-53961, 333-31092, 333-48758,
333-97403, 333-102330, 333-103758, 333-105871, and 333-106213) of Apache
Corporation of our report dated March 14, 2003 (except for the two-for-one stock split and the Statement of Financial Accounting Standards No. 141 and 142 disclosure discussed in Note 1 to those financial statements for which the date is January 16, 2004) with respect to the consolidated financial statements of Apache Corporation included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.



                                                  /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Houston, Texas
January 21, 2004